SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2009
BORGWARNER INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12162 (Commission File No.)	13-3404508 (IRS Employer Identification No.)
3850 Hamlin Road, Auburn Hills, Michigan 48326
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 754-9200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement
     A. On April 24, 2009 BWA Receivables Corporation, a wholly-owned subsidiary of BorgWarner Inc., as borrower, BorgWarner Inc., Windmill Funding Corporation and The Royal Bank of Scotland plc, as the bank thereunder and as the agent for Windmill Funding Corporation, entered into the Fifth Amendment dated as of April 24, 2009 to Second Amended and Restated Receivables Loan Agreement (the “Receivables Line Amendment”). The Receivables Line Amendment extended the maturity date of the Second Amended and Restated Receivables Loan Agreement to April 27, 2009. On such maturity date, all loans outstanding under the Second Amended and Restated Receivables Loan Agreement were re-paid in full and the Second Amended and Restated Receivables Loan Agreement expired on its stated maturity date pursuant to its terms.
     The description of the Receivables Line Amendment herein is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.
     B. On April 30, 2009, BorgWarner Inc. amended its Credit Agreement dated July 22, 2004 pursuant to an Amendment No. 1 and Consent Agreement dated as of April 30, 2009 among BorgWarner Inc., as borrower, Bank of America, N.A., as Administrative Agent, the Co-Syndication Agents named therein, the Documentation Agents named therein and the Lenders parties thereto.
     The amendment to the credit agreement extends the maturity date of the credit agreement from July 22, 2009 to January 22, 2011. After July 22, 2009, the amount of the credit facility will be not less than $250 million and may be increased to $300 million. BorgWarner’s indebtedness under the credit agreement and under certain treasury management, interest protection and other hedging arrangements has been guaranteed by certain of its subsidiaries and such indebtedness will be secured by unperfected pledges of its equity interests in its subsidiaries and by unperfected security interests in all present and future machinery and equipment, inventory and other goods, accounts receivables and inter-company debt (subject to certain restrictions thereon to comply with the borrower’s existing bond indentures). No secured party is entitled to perfect its lien on any of the collateral until such time as the long term unsecured senior, non-credit enhanced debt rating of the borrower is less than or equal to BB+ by Standard & Poor’s Ratings Group and less than or equal to Ba1 by Moody’s Investors Service Inc.
     Under the terms of the amended credit agreement, subject to terms and conditions reasonably satisfactory to the lenders under the amended credit agreement, (i) the borrower and its domestic subsidiaries may undertake receivables financings in an aggregate principal amount not to exceed $50 million at any one time outstanding (which amount may be increased to up t o$100 million under certain conditions) and (ii) the borrower and its foreign subsidiaries may undertake receivables financings in an aggregate principal amount not to exceed EUR50 million at any one time outstanding. At the present time neither the borrower nor any of its subsidiaries has undertaken any of such receivables financing and there can be no assurance that the borrower or any of its subsidiaries will undertake any such receivable financing.
     The amended credit agreement includes financial covenants that require the borrower (i) to maintain a consolidated net worth that is not less than the sum of (x) 85% of the consolidated net worth of the borrower as of March 31, 2009, (y) 25% of the cumulative consolidated net income for each fiscal quarter of the borrower (beginning with the fiscal quarter ending June 30, 2009) for which consolidated net income is positive, and (z) 100% of the net cash proceeds of any common equity interests issued by the borrower after April 30, 2009, (ii) to maintain a consolidated interest coverage ratio (i.e., as at the date of determination, the ratio of consolidated EBITDA for any period of four consecutive fiscal quarters of the borrower ending on such date to consolidated interest charges for such period), and (iii) to maintain a consolidated leverage ratio (i.e., as at the last day of any period of four consecutive fiscal quarters of the borrower, the ratio of consolidated net debt on such day to consolidated EBITDA for such period) of not more than the ratio set forth below opposite such period:

Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
June 30, 2009, September 30, 2009 and December 31, 2009	3.00 to 1.00
March 31, 2010 and June 30, 2010	2.75 to 1.00
September 30, 2010 and thereafter	2.50 to 1.00
The descriptions of (i) the Amendment No.1 and Consent Agreement dated as of April 30 ,2009 among BorgWarner Inc., as borrower, Bank of America, N.A., as Administrative Agent, the Co-Syndication Agents named therein, the Documentation Agents named therein and the Lenders parties thereto (“Amendment No. 1”), (ii) the Credit Agreement dated July 22, 2004 as amended by Amendment No. 1 (the “Amended Credit Agreement”) and (iii) the guarantee of the borrower’s indebtedness by certain of its subsidiaries (the “Guaranty”) are qualified in their entirety by reference to the full text of Amendment No.1, the Amended Credit Agreement, and the Guaranty, the forms of which are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and are incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits. The following exhibits are being filed as part of this Report.

Exhibit
Number	Description

10.1
Fifth Amendment dated as of April 24, 2009 to Second Amended and Restated Receivables Loan Agreement entered into among BWA Receivables Corporation, as Borrower, BorgWarner Inc., Windmill Funding Corporation and the Royal Bank of Scotland plc (successor to ABN AMRO Bank N.V.) as agent for Windmill and as the Bank.

10.2
Amendment No.1 and Consent Agreement dated as of April 30 ,2009 among BorgWarner Inc., as borrower, Bank of America, N.A., as Administrative Agent, the Co-Syndication Agents named therein, the Documentation Agents named therein and the Lenders parties thereto.

10.3
Credit Agreement dated as of July 22, 2004 among BorgWarner Inc., as borrower, the Administrative Agent named therein, the Co-Syndication Agents named therein, the Documentation Agents named therein and the Lenders parties thereto, as amended by Amendment No.1 and Consent Agreement dated as of April 30 ,2009 among BorgWarner Inc., as borrower, Bank of America, N.A., as Administrative Agent, the Co-Syndication Agents named therein, the Documentation Agents named therein and the Lenders parties thereto.

10.4	Form of Subsidiary Guaranty

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORGWARNER INC.
Date: April 30, 2009	By:	/s/ John J. Gasparovic
		Name:	John J. Gasparovic
Its: Secretary